UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	January 30, 2013

Multimedia Games Holding Company, Inc.
(Exact name of Registrant as Specified in its Charter)

 000-28318
(Commission File Number)

Texas	74-2611034
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

206 Wild Basin Road South, Bldg. B Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (512) 334-7500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
The Annual Meeting of the Shareholders of Multimedia Games Holding Company, Inc. (the “Company”) was held on January 30, 2013. The following are the voting results of the matters voted upon at the meeting, including the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters.
1. Election of Directors:

	For	Against	Abstain	Broker non-vote
Stephen J. Greathouse	21,219,372	547,668	12,967	3,190,493
Neil E. Jenkins	21,216,264	550,775	12,968	3,190,493
Michael J. Maples, Sr.	21,507,166	259,874	12,967	3,190,493
Justin A. Orlando	21,506,816	260,223	12,968	3,190,493
Patrick J. Ramsey	21,509,417	257,622	12,968	3,190,493
Robert D. Repass	21,465,108	301,932	12,967	3,190,493
Timothy S. Stanley	21,214,095	552,618	13,294	3,190,493
2. Advisory vote concerning executive compensation:

For	Against	Abstain	Broker non-vote
20,982,738	702,082	95,187	3,190,493

 3. Ratification of appointment of BDO USA, LLP as our independent registered public accountants for fiscal year 2013:

For	Against	Abstain
24,149,768	784,021	36,711

Pursuant to the foregoing votes, the seven nominees listed above were elected to serve on the Company's Board of Directors, and proposals 2 and 3 were approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTIMEDIA GAMES HOLDING COMPANY, INC.

Dated: January 31, 2013	By:	/s/ Todd F. McTavish
Todd F. McTavish
Senior Vice President, General Counsel and Corporate Secretary